UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

137 South Robertson Boulevard, Suite 129

Beverly Hills, CA 90211

(Address of Principal Executive Offices) (Zip Code)

(877) 238-4498

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS:

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward- looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On or about June 7, 2016 we entered into an employment agreement with Mr. Joaquin Mendoza. Mr. Mendoza is an electrical engineer with over 20 years of experience in Criminal Offender Monitoring and Alcohol Detection. Mr. Mendoza has managed the certification of two other criminal offender devices in various states.

Mr. Mendoza’s has spent his career at established companies involved in Criminal and Alcohol Detection, he has been instrumental in the development of all aspects of growth including; design, prototyping, testing, and manufacturing.

We believe Mr. Mendoza can be instrumental in the development of QC inspection procedures, customer service, device repair and technical support for growing infrastructure of service centers across the country in addition to inspecting and reviewing all device field failures and reproducing the error(s) in a lab environment.

The terms of the employment agreement are to begin on August 1, 2016. The employment agreement compensation is for $2,000 per Month. Mr. Mendoza believes in the quality of our state of the art wireless equipment and shares our vision for the company’s future success that he has deferred any additional compensation until such time resources are more available.

We would like to welcome Mr. Joaquin Mendoza to our Blow and Drive team. Mr. Mendoza will make valuable contributions in all our departments as we expand our Blow and Drive infrastructure nationwide.

Welcome again Mr. Mendoza.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock Corp.

	By:	/s/ Laurence Wainer
	Name:	Laurence Wainer
	Title:	Chief Executive Officer and Chief Financial Officer

Date: June 7, 2016